UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
April 23, 2009
Date of Report (Date of earliest event reported)
PHAZAR CORP
(Exact name of registrant as specified in its charter)

Delaware	0-12866	75-1907070

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

101 S.E. 25TH AVENUE, MINERAL WELLS, TEXAS	76067

(Address of principal executive offices)	(Zip Code)
(940) 325-3301
Registrant’s telephone number, including area code
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01        Other Events

            We were advised on April 8, 2009 of possible technical issues with amendments to our certificate of incorporation filed in 1994 and 1998. On June 14, 1994, after Board approval, the Company held a special shareholder meeting in which the shareholders approved a 1:20 reverse stock split and the reduction of the number of authorized shares from 40,000,000 to 8,000,000 with an effective date of June 14, 1994.  Before the reverse stock split, the Company had 18,872,469 shares outstanding.  In the amendment to the Certificate of Incorporation relating to this shareholder vote filed on June 21, 1994 with the Delaware Secretary of State, the Company stated that, pursuant to a shareholder vote, it had changed its total number of authorized  shares to 8,000,000 shares, 6,000,000 shares of common stock and 2,000,000 shares of preferred stock, but did not include a provision relating to the shareholder vote on the reverse stock split.  From and after June 14, 1994 the Company has for all purposes treated it outstanding shares as having been reverse split. Following the shareholder vote approving the reverse split the Company instructed its transfer agent to reissue all certificates submitted for transfer on the 1:20 reverse split basis.  Our records indicate that certificates for only 250 pre-reverse split shares remain outstanding; consequently we do not believe that this issue has had any effect on the effectiveness of any of our shareholder votes.

            We were also advised on April 8, 2009, that in January 1998, the Board determined to issue one new share for each share outstanding for shareholders of record as of January 30, 1998, and mistakenly referred to that action as a “2:1stock split” rather than a “1:1 stock dividend”.  To permit that stock issuance a majority of the Company’s shareholders voted on April 20, 1998 to reduce the par value of the Company’s stock from $2.00 to $.01 effective February 12, 1998, thus enabling the new shares to be issued from capital surplus.  Under Delaware law stock dividends and stock splits may only be issued if there is adequate capital surplus, and the Company had insufficient capital surplus to issue the shares as a stock dividend before the par value reduction.  After the shareholder approval, the Company filed an amendment to its Certificate of Incorporation changing the par value, consistent with its original intent of treating the distribution as a stock dividend, but the amendment did not include any “stock split” provisions.  Since 1998 the Company continued to mistakenly refer to its actions as a ‘stock split” and has treated its shareholders as having the additional shares, including instructing the transfer agent to reissue all certificates submitted for transfer to include the additional shares.  To avoid further possible confusion regarding the technical differences between a “2:1 stock split” and a “1:1 stock dividend” on April 8, 2009, the Company’s Board of Directors determined that the Company will hereafter treat the 1998 transaction as a stock dividend.

            We have advised our auditor of these matters.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHAZAR CORP
Date: April 23, 2009	By:	/s/ Garland P. Asher
Garland P. Asher
President and Chief Executive Officer